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                                  EXHIBIT 24.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS




         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 22, 1995, appearing on page 13 of Greiner Engineering, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1994. We also consent to the incorporation by reference in this Registration Statement of our report dated April 28, 1995 appearing on page 7 of the Annual Report of the Greiner Engineering, Inc. Performance Plan and Employee Stock Ownership Plan on Form 11-K for the year ended December 31, 1994.


/s/ PRICE WATERHOUSE LLP
PRICE WATERHOUSE LLP



Dallas, Texas
July 20, 1995